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Exhibit 10.15
LANVISION SYSTEMS, INC.

MARKETING AGREEMENT BETWEEN SHARED MEDICAL SYSTEMS CORPORATION AND LANVISION SYSTEMS, INC. AND LANVISION, INC. ENTERED INTO ON FEBRUARY 21, 1998

                                  CONFIDENTIAL


                                    AGREEMENT
                                    ---------

         THIS AGREEMENT ("Agreement") is made and entered into this 21st day of February, 1998 by and between SHARED MEDICAL SYSTEMS CORPORATION, located at 51 Valley Stream Parkway, Malvern, Pennsylvania 19355 ("SMS") and LANVISION SYSTEMS, INC., located at One Financial Way, Suite 400, Cincinnati, Ohio 45242, and LANVISION, INC., located at the same address (collectively, LanVision Systems, Inc. and LanVision, Inc. shall be referred to as "LanVision").

1.  Background.
    ----------

         (a) SMS is in the business of providing health information systems and services to the health industry. LanVision is in the business of providing computer software applications and services in document imaging and workflow technologies to the health industry The following definitions shall apply:

                  (i) "Base Fee" shall mean an amount to be used for calculating Software royalties due LanVision from SMS. The initial Base Fee is set forth in Exhibit H. The Base Fee shall be adjusted, pursuant to the provisions of Exhibit H, based on the actual sales experience of LanVision during the preceding measurement period.

                  (ii) "Deliverables" shall mean the Software, Software-related programming changes, and all associated Technical Materials and Documentation. The Deliverables existing as of the date of this Agreement are also listed in Exhibit A.






     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

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                                  CONFIDENTIAL


                  (iii) "Documentation" shall mean the technical and user manuals, instructions and user guides, including updates thereto, relating to the Software, whether in printed or electronic format, developed by or on behalf of LanVision. Documentation existing as of the date of this Agreement is listed in Exhibit A.

                  (iv) "End User" shall mean any SMS Client that enters into a license agreement with SMS that includes the Software.

                  (v) "First-Level Support" shall mean issue recognition and problem determination and resolution procedure processing.

                  (vi) "First Productive Use" shall mean the date on which live data at an End User site is first processed through the Software and used in the live operation of the End User's facility.

                  (vii) "Prospective End User" shall mean an SMS Client or prospective SMS Client to whom SMS is actively marketing the Software and any of the following SMS products (SMS may change any of these product names without implications to this Agreement): INVISION, UNITY, ALLEGRA, MedSeries4, SIGNATURE, products in the NOVIUS line (the "Core Applications"). "Actively marketing" shall mean that SMS has conducted (i) executive level meetings regarding the licensing of the Software and any Core Application at the subject site within the preceding six (6) months, and/or (ii) demonstrations of the Software and any Core Application at the subject site within the preceding six
(6) months.

                  (viii) "Releases" shall mean a redistribution of the Software containing an aggregation of Updates and/or functional, operational and/or performance improvements

                  (ix) "Second-Level Support" shall mean the resolution of problems that are beyond the capabilities of the First-Level Support personnel, but do not require access to, or knowledge of, the source code. In addition to a more in-depth knowledge of the LanVision Software, individuals performing Second-Level Support must have extensive knowledge of the hardware platform, operating system, networking, database, imaging, workflow and other elements of the overall system implementation. Onsite visits may be required in the performance of Second-Level Support. Second-Level Support shall be available to SMS 24 hours per day.




     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.


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                                  CONFIDENTIAL


                  (xi) "SMS Client" shall mean any party that enters into a license agreement with SMS that includes any Core Application.

                  (xii) "Software" shall mean the software (as described in Exhibit A) developed, marketed and licensed by LanVision to SMS hereunder.

                  (xiii) "Technical Materials" shall mean the items describing the technical functionality and specifications of the Software which are listed under the heading "Technical Materials" in Exhibit A.

                  (xiv) "Third-Level Support" shall mean the resolution of Software problems that require use of the Software source code, and the development of all Updates, Releases, and Versions. Third-Level Support shall be available to SMS between the hours of 8:00am to 5:00pm (EST).

                  (xv) "Update" shall mean packages of Software corrections as well as revisions addressing common functional and performance issues.

                  (xvi) "Versions" shall mean a delivery of new features packaged as part of existing and/or new Software.

         (b) The parties desire to enter into a relationship in which SMS will market and sublicense the Software and Documentation to End Users and offer delivery, installation, and support services to End Users. LanVision will provide marketing, installation, programming, development, and support services to SMS, all as set forth hereunder.

2. EXECUTIVE TEAM. To oversee the parties' relationship under this Agreement, SMS and LanVision will create an Executive Team, comprising two senior managers from each organization. The Executive Team will meet at least quarterly and more frequently as required throughout the term of this Agreement and be responsible for monitoring the progress of the relationship, recommending and causing improvements to be implemented, and discussing mutual strategy as it relates to this Agreement. Among the responsibilities of the Executive Team is to work to avoid channel conflicts and to promptly and equitably resolve channel



      Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S.
           Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL

conflicts that arise. In the event of a deadlock the Executive Team will submit to dispute resolution pursuant to Section 14.

3.  INITIAL SOFTWARE CHANGES - PROJECT TEAM.

         (a) LanVision will perform a set of Software programming changes ("Initial Software Changes") intended to:

[confidential

         (b) The Initial Software Changes agreed to by the parties as of the date of this Agreement are listed and described in Exhibit B. To oversee the process of making the Initial Software Changes the parties will create a Project Team comprised of dedicated and knowledgeable technical personnel from each party. The Project Team will meet on a mutually agreed upon schedule, and shall remain in existence until at least one year after completion of the Initial Software Changes. Project Team leaders will also participate in Executive Team meetings and issue status reports to the Executive Team as required by the Executive Team. It is understood and agreed that all future Updates, Releases, Versions and programming changes delivered to SMS shall be compatible with the Initial Software Changes (e.g., new Versions will port with the same SMS software the same or better than earlier Versions port with SMS applications).

         (c) SMS and LanVision recognize that further integration of the Software with SMS software will enhance the marketability of the Software to End Users. SMS and LanVision intend to pursue those future integration requirements, based upon the recommendations of the Project Team, throughout the term of this Agreement.

         (d) The first [confidential] of programming services performed by LanVision on the creation of the [confidential] component of the Initial Software Changes shall be at LanVision's expense. For other programming services necessary to create the [confidential] component of the Initial Software Changes, SMS shall compensate LanVision at a rate of [confidential]. As to all other Initial Software Changes, each party shall bear its own expenses of performing its responsibilities under this Section.

4.    SOFTWARE RIGHTS AND LICENSES.


      Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S.
           Securities and Exchange Commission pursuant to Rule 24b-2.
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                                  CONFIDENTIAL


         (a) RIGHT TO MARKETING AND SUBLICENSE. LanVision grants to SMS and SMS' subsidiaries the exclusive worldwide right to (i) market the Software and Documentation to SMS Clients , and (ii) grant perpetual and term sublicenses of the object code version of the Software to SMS Clients. SMS' rights include the right to use the Software and Documentation as part of outsourcing services (facility management-type functions in which a Software license is separately acquired for each such customer) provided by SMS and to use the Technical Materials internally in support of such activities.

         (b) SMS has the exclusive right to market and sublicense the Software to Prospective End Users. Upon LanVision's request, the Executive Team shall determine whether a particular opportunity that would otherwise be designated as a Prospective End User, and therefore exclusive to SMS, should be reserved for LanVision to pursue.

         (c) SMS has the non-exclusive right to market and sublicense the Software to any entity that is not an SMS Client or a Prospective End User.

         (d) Notwithstanding the exclusives granted to SMS in subsections (a) and (b) above:

                  (1) As to entities that license the Software directly from LanVision and later meet the definition of SMS Client or Prospective End User, LanVision shall have the right to license additional Software to such entities for use exclusively by such entities (e.g., a Software license granted by LanVision to a subsidiary hospital shall not entitle LanVision to license Software to that hospital's parent organization or to any affiliated hospital that is not a licensee under the LanVision-customer agreement).

                  (2) SMS shall have the non-exclusive right to market and license the Software to the entities listed in Exhibit G, which are entities to which LanVision represents it is actively marketing the Software, during the twelve (12) month period commencing on the date of this Agreement. If SMS licenses the Software to any such entity during that twelve (12) month period, SMS shall pay to LanVision a royalty equal to an amount to be determined by the Executive Team. After that initial twelve (12) month period, SMS shall be entitled to exclusive rights to market and sublicense the Software to such entities, and the royalties as stated in Section 12 shall apply to all such Software sublicences granted by SMS.


      Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S.
           Securities and Exchange Commission pursuant to Rule 24b-2.
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                                  CONFIDENTIAL


                  (3) SMS shall have the right to sublicense the third-party software components of the Software listed in Exhibit C, Section 2 throughout the United States. SMS' right to sublicense on a world-wide basis the third-party software components of the Software listed in Exhibit C, Section 2, is conditioned on LanVision having or obtaining such rights from its third-party software suppliers for End Users located outside the United States. For any rights that LanVision does not have, LanVision shall diligently, and using all good faith efforts, promptly pursue such rights for SMS to sublicense all such third-party components on a world-wide basis, and LanVision shall provide written status reports on such progress to SMS monthly and otherwise as requested by SMS.

                  (4) In the event SMS markets and licenses a product (i) that includes features and functions substantially similar to those contained in the Software, and (ii) which a prospective licensee could reasonably be expected to license in lieu of the Software (collectively, the "Triggering Events"), then LanVision shall have the right, upon [confidential] prior written notice to SMS received by SMS within [confidential] after LanVision has actual notice of a Triggering Event, to terminate this Agreement. If multiple Triggering Events occur, the last--occurring Triggering Event shall be the basis for measuring such [confidential] requirements. This right to early termination is contingent on (x) SMS' right to a migration-out period that entitles SMS to execute Software licenses with Prospective End Users during the [confidential] period commencing on the effective date of termination, and (y) LanVision shall provide support subject to the provisions of Section 8(b)(ii).

                  (5) SMS' rights to market and sublicense the modules denoted "Other Modules" in Exhibit A, Section 1, shall be non-exclusive.

         (e) INTERNAL USE LICENSE. LanVision grants to SMS and SMS' subsidiaries a royalty-free license for the internal use of the Deliverables by SMS and its subsidiaries solely for purposes of enabling them, if elected by SMS, to create, market, and license interface and integration programming; and to provide support services to End Users.

         (f) SMS shall not decompile or otherwise reverse engineer or decode the Software; provided that in the event SMS receives delivery of the Software source code from escrow, SMS shall have the right to use such source code to perform programming changes and other development activities so long as LanVision's intellectual property rights are protected.


      Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S.
           Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL


         (g) OTHER LANVISION PRODUCTS.
                  (i) For purposes of avoiding channel conflicts and confusion in the SMS Client/Prospective End User base, LanVision shall not directly or indirectly market or license any LanVision product existing as of the date of this Agreement, whether or not listed in Exhibit A (except MicroVision), to any SMS Client or Prospective End User. SMS shall have the non-exclusive right to market or license any existing LanVision product not listed in Exhibit A under the terms and conditions of this agreement. The Executive Team will determine the Initial Base Fee for any existing LanVision product not listed in Exhibit A.

                  (ii)SMS shall have the first opportunity to negotiate with
                      LanVision for the right to market and license any new LanVision products. Notwithstanding the foregoing, LanVision shall have the right to market and license the Other Modules described in Exhibit A, Section 1, in connection with new products.

         (h) It is understood and agreed that in the event an End User, without SMS' knowledge and consent, exceeds its licensed number of users/servers, SMS shall use all reasonable efforts to enforce the End User license agreement. Provided SMS performs its responsibilities under this subsection, LanVision shall not treat such excess use as a license or other violation of LanVision's intellectual property rights.

5.  SMS RIGHTS AND RESPONSIBILITIES.

         (a) SMS shall market and sublicense the Software and Documentation to prospective End Users within the markets defined in Section 4. SMS' marketing efforts will be commensurate with market demand for the Software. SMS' marketing efforts outside the United States are also conditioned on the availability of localized versions of the Software. License agreements with End Users shall conform to the requirements as stated in Exhibit E.

         (b) SMS will incorporate appropriate information about the Software and Documentation with LanVision's assistance in SMS' software documentation, will identify the Software and Documentation as being proprietary to LanVision, and will include all proprietary markings required by LanVision as shown in Exhibit A, Section 3.


      Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S.
           Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL


         (c) SMS may, but is not required to, offer the Software and Documentation for sublicense on a private label basis, i.e., SMS may sublicense the Software under one or more trade names to be selected by SMS. In no event shall LanVision market the Software under the mark chosen by SMS without SMS' prior knowledge and consent in order to avoid duplication of efforts and confusion in the SMS customer and prospect basis. [confidential]

         (d) SMS shall have the right to use, modify, and/or distribute LanVision's marketing materials and Documentation related to the Software as deemed appropriate by SMS. SMS is responsible for the creation and delivery of marketing materials to prospective End Users, including adaptation of LanVision materials, associated with any private labeled Software and/or Documentation offered for sublicense.

         (e) SMS will receive training from LanVision at no charge, to enable SMS to provide Software installation and support services and marketing and sales support as described in Section 6. SMS may employ a "train the trainer" approach, whereby LanVision will train and provide periodic update or refresher training to a core group of SMS personnel identified by SMS such that they will then be able to train other SMS personnel. If SMS requests that training occur at other than LanVision's facilities, SMS shall reimburse LanVision for reasonable travel and living expenses in accordance with SMS' then-current travel and living reimbursement policy. SMS' current travel and living policy is attached as Exhibit J.

         (f) SMS will offer to contract with End Users for the provision of installation, interface, integration, and/or support services, as appropriate.

         (g) SMS will perform the tasks assigned to SMS relating to the Initial Software Changes listed in Exhibit B.

         (h) SMS will be prepared to receive support services from LanVision as contemplated in Section 8. SMS will install appropriate Software Updates, Releases, Versions, and programming changes that are provided to SMS by LanVision.

         (i)  [confidential]



     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

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                                  CONFIDENTIAL

6.  LANVISION RIGHTS AND RESPONSIBILITIES.

         (a) LanVision agrees to diligently perform research and development throughout the term of this Agreement to enhance and otherwise improve the Deliverables. Such research and development shall include, without limitation,
(i) Software improvements that enable the Software to remain competitive with other products available to prospective End Users, and (ii) the delivery to SMS of Updates, Releases and/or Versions to ensure the compatibility of the Software with third-party vendor components of the Software, such compatibility to occur within [confidential] after the general availability of such component from the third-party vendor if that timeframe and such compatibility are commercially feasible; provided SMS shall receive such enhancement no later than LanVision delivers such capability to any other entity. Except to the extent SMS' participation will cause undue delay to LanVision's development process, or involves matters that are proprietary to LanVision and are unrelated to this Agreement, SMS shall have the right to participate on LanVision committees and teams that perform research, development, and product planning for LanVision, and SMS shall have the right to participate, if elected by SMS, as Beta sites for any LanVision products that proceed to Beta testing.

         (b) LanVision agrees to perform the tasks assigned to LanVision relating to the Initial Software Changes listed in Exhibit B, and to use all reasonable efforts to perform these tasks according to the timetable set forth in Exhibit B, unless otherwise agreed by the Executive Team. Consequences of late or non-performance are specified in Exhibit B.

         (c) At rates to be negotiated by the parties at the time, LanVision agrees to perform, in a mutually agreeable timeframe, technically-feasible Software programming changes requested by SMS.

         (d) LanVision agrees to provide training services to SMS to enable SMS personnel to (i) provide Software support services directly to End Users, and
(ii) train SMS trainers to teach Software support services to SMS employees. By way of example, such training will include installing Software programming and stream of enhancement changes, and will include a `train-the-trainer' approach. Such training shall, entitle SMS personnel, at no charge to SMS, to attend [confidential] of regularly-scheduled LanVision training classes as selected by SMS (e.g., [confidential]). In connection with the creation of any new Version or net new product available under this Agreement, LanVision shall provide an additional [confidential] of Software support training to SMS in the calendar quarter the Version or new product is delivered to SMS.




     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL



Additional training requested by SMS shall be provided by LanVision at its then-current, published training rates.

         (e) LanVision will provide support services to SMS as described in
Section 8 in consideration of SMS paying to LanVision the support fees described in Section 12(d).

         (f) LanVision agrees to make available to SMS [confidential] LanVision employees with technical and marketing expertise who shall train SMS personnel to (i) perform marketing and sales support, and (ii) train SMS trainers to teach marketing and sales support to SMS employees. Such LanVision personnel shall also provide demonstrations and marketing presentations, and provide other Software marketing assistance to SMS, such as onsite pre-sale assessments, as reasonably requested by SMS and at places to be designated by SMS. Such LanVision personnel shall be provided at no charge to SMS. SMS will reimburse LanVision for reasonable travel and living expenses incurred by LanVision in the course of providing this marketing and sales support. In connection with the creation of any new Version available under this Agreement, LanVision shall provide an additional [confidential] of marketing and sales support training to SMS in the calendar quarter the Version or new product is delivered to SMS. Additional training requested by SMS shall be provided by LanVision at its then-current, published training rates.

         (g) LanVision will identify in Exhibit A any distinguishing marks or proprietary notices that must accompany the Software and Documentation when distributed to End Users.

         (h) LanVision will provide to SMS source Documentation material in machine-readable form such that SMS may adapt and include the Documentation in SMS' softcopy library (for CD-ROM distribution to End Users), the specific formats of such materials to be specified by SMS.

         (i) LanVision will participate in SMS user group meetings as reasonably requested by SMS for purposes of receiving input into LanVision's development plans.

7. DELIVERY OF SOFTWARE AND DELIVERABLES. Within [confidential] after SMS' request, LanVision will deliver to SMS the object code version of the Software existing as of the date of this Agreement. Thereafter, LanVision will promptly deliver to SMS all Software Updates, Releases,



     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL



Versions, and Software programming changes, along with updates or revisions to Technical Materials and Documentation as they are developed.

8.  SUPPORT.

         (a) LANVISION SUPPORT SERVICES. Attached as Exhibit D is a standard SMS End User support agreement. As between SMS and LanVision, LanVision shall perform for SMS all Third-Level Support support services assigned in that document to SMS, and shall otherwise perform in a manner that enables SMS to comply with End User support obligations, as such are stated in Exhibit D; except that (i) LanVision shall have no responsibility for providing First-Level Support obligations undertaken by SMS in subsection (b) below, and (ii) LanVision's support obligations under this Agreement shall only apply to the current Version of the Software, and the preceding Version of the Software (e.g., LanVision agrees to support the current Version and Version-minus-one; earlier Versions will be supported by LanVision, as requested by SMS, at LanVision's professional service rates ). In addition to the above, LanVision shall perform Second-Level Support as requested by SMS in consideration of SMS paying Second-Level Support fees as described in Section 12(d).

         (b)  END USER SUPPORT.

                  (i) SMS will offer to provide all levels of support directly to End Users, including First-Level Support. LanVision shall have no obligation to provide First-Level Support directly to End Users. Notwithstanding anything to the contrary, SMS shall have the right to perform, or cause to be performed, any End User support necessary to cause the Software to perform as warranted by LanVision.

                  (ii) The parties agree that continuation of End User support after the expiration or termination of this Agreement is very important. Therefore, SMS shall have the right to continue providing support services to End Users after the expiration or termination of this Agreement, and LanVision will continue to provide support services to SMS for the remainder of the then-current term of each End User's support agreement with SMS, at LanVision's then prevailing support rate, less a [confidential] discount if this Agreement is terminated due to LanVision's breach. If the Agreement is terminated due to SMS' breach, LanVision shall provide support services to SMS at LanVision's then-prevailing support rate. If SMS is unable or does not elect





     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL


to provide support services to End Users, LanVision agrees to offer support services to affected End Users subject to LanVision's then current, generally applicable support terms and fees.

         (c) LanVision shall not be responsible for Software problems or errors to the extent those problems or errors are the result of (i) modifications or other Software programming changes made by SMS, (ii) SMS' or End Users' failure to use correct operating procedures, or (iii) error or malfunction in the equipment or other software (other than the third-party software listed in Exhibit C) with which the Software is used. If SMS requests services that LanVision believes are not LanVision's responsibility for the reasons stated in this subsection, as soon as LanVision is made aware of this fact LanVision shall so advise SMS in writing, including a statement of LanVision's charges to perform such services. SMS shall pay LanVision on a time and materials basis at LanVision's then-current rates for any support services rendered regarding problems or errors for which LanVision is not responsible.

9.  CONFIDENTIALITY.

         (a) Each party shall retain in strict confidence the confidential information of the other party. Examples of confidential information include, without limitation, trade secrets, software, the Deliverables, specifications, designs, development plans, business plans, sales projections, business records, prices, the business terms of this Agreement, and customer lists. Confidential information of a party shall only be used by the other party in the course of performing its responsibilities under this Agreement, and will be disseminated only on a need-to-know basis among its employees and agents that have executed an appropriate confidentiality agreement

         (b) The obligations of confidentiality set forth in this Section shall not apply to information (i) disclosed to the extent required by a court of law or federal, state or local statutes or regulations; (ii) independently developed by the party receiving the information; (iii) acquired by a party from a third-party not subject to such obligations, unless that party knew or should have known that the information being revealed is confidential as described in this Agreement; or (iv) which is or becomes part of the public domain through no breach of this Agreement by the revealing party.

         (c) The obligations under this Section 9 shall survive termination of this Agreement. Each party acknowledges that a breach of its obligations under this Section 9 may cause


     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL


irreparable harm to the other party for which monetary damages may be inadequate. Each party will be entitled to seek injunctive relief for any such breaches, threatened or actual.

10.  WARRANTIES.

         (a) LanVision warrants that the Software will operate materially in accordance with its Documentation, and that the equipment configuration in Exhibit C is sufficient to operate the Software. LanVision shall promptly repair or replace non-conforming Software so that it performs in accordance with its Documentation at no cost to SMS or End Users. Except to the extent otherwise expressly indicated in Exhibit A, LanVision warrants that all Software is presently generally available for license and support from LanVision. Due to the nature of computer software programs, the Software may not be entirely error free; however, this fact shall not relieve LanVision of any obligation under this Agreement.

         (b) LanVision warrants that the Documentation and Technical Materials provided by LanVision to SMS will be accurate and complete to the best of LanVision's knowledge.

         (c) Each party warrants that the services it provides under this Agreement will be provided in a timely, competent, and workmanlike manner.

         (d) LanVision warrants that it owns or otherwise has the right to grant the licenses and rights set forth in this Agreement. Additionally, LanVision warrants that neither SMS nor any End User will be required to obtain any third-party software in order to operate the Software, except for the items designated "End User to License" in Exhibit C.

         (e) LanVision warrants that it has not placed, nor is LanVision aware of, any disabling code in the Software which would alter, destroy, or inhibit the Software or SMS or any End User's use of the Software or the data contained therein.

         (f) LanVision warrants that it will not terminate or attempt to terminate, by modem or by electronic means or by other means, use of the Software by SMS or an End-User in connection with any dispute; provided, however, that LanVision does not waive its right to seek an injunction to terminate use of the Software in connection with any material dispute with SMS hereunder, which dispute shall remain unresolved after the parties' good faith efforts and all contractually-obligated efforts to resolve such dispute.


     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL



         (g) LanVision warrants that the Software will be Year 2000 compliant by January 1, 1999, i.e., that the Software will process dates including the year 2000 and beyond in accordance with the Software Documentation.

         (h) LanVision warrants that SMS shall at all times during the term of this Agreement be entitled to rely on the warranties stated in this Section, and any additional or other warranties that LanVision makes generally available to its customers [confidential]

         (i) THE WARRANTIES SET FORTH ABOVE ARE IN LIEU OF ALL OTHERS INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

11. INTELLECTUAL PROPERTY INDEMNIFICATION. At LanVision's expense as described herein, LanVision shall indemnify, defend and hold SMS harmless from and against any claim that any of the Software and/or Documentation infringes a patent, copyright, trademark, or other intellectual property right by defending against such claim and paying all amounts that a court finally awards or that LanVision agrees to in settlement of such claim. LanVision shall also reimburse SMS for all reasonable expenses incurred by SMS at LanVision's request. To qualify for such defense, SMS must (i) provide prompt notice of all claims to LanVision,
(ii) allow LanVision to control the defense of the matter, and (iii) cooperate with LanVision in the defense of the matter.

12.   PAYMENTS AND EXPENSES.  SMS shall pay LanVision the following fees:

         (a) Sublicense fees - For each sublicense of the Software granted by SMS to an End User, SMS shall pay to LanVision the associated royalty fees as indicated in Exhibit H. Software sublicenses may be granted by SMS on a term or perpetual basis.

              (i) Perpetual Basis. Royalty fees due LanVision for Software sublicenses granted by SMS on a perpetual basis shall be due and payable to LanVision within [confidential], as follows:




     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL



         - [confidential] upon execution by SMS of an End User license agreement which includes the Software;

         - [confidential] upon delivery of the Software to an End User (i.e., the date on which Software implementation activities commence).

                  SMS will provide LanVision with a quarterly royalty report which identifies the End User's name, contract date, whether contract is term or perpetual, and the appropriate royalties owed. The royalty report will sent to LanVision within 30 days after the end of the calendar quarter in which the milestone occurs.

               (ii) Term Basis. Royalty fees due LanVision for Software sublicenses granted by SMS on a term basis shall equal the royalty fee that would have been due LanVision pursuant to subsection (i) above, in installments with each installment being equal to the perpetual license royalty fee divided by the number of months in the SMS-End User contract, plus interest calculated at [confidential]. Term license fees shall be due and payable to LanVision [confidential] over the term of the End User's contract. The first payment will be prorated and will be due [confidential]. SMS reserves the right to pay royalty fees due LanVision for Software sublicenses granted by SMS on a term basis using the Perpetual payment basis described in subsection (i) above (without interest),

         (b)  [confidential].

         (c) Commission fees - If an SMS customer elects to license the Software directly from LanVision and SMS provides written approval on such sale, SMS shall earn a commission from LanVision. For each such license, LanVision shall pay SMS a commission equal to [confidential].. The commission will be due and payable to SMS within [confidential].

         (d) Support - In consideration of LanVision providing Third-Level Software Support as described in Section 8, SMS will pay LanVision, per End User being supported by SMS, an annual support fee equal to [confidential]. SMS' right to sublicense Versions made generally-available by LanVision after the date of this Agreement is contingent on SMS paying royalties to LanVision pursuant to Exhibit H. SMS has the right to purchase Second-Level Support for all then-existing End Users. In consideration of LanVision performing Second-Level Support



     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL



pursuant to Section 8(a), SMS shall pay to LanVision, an annualized support fee equal to [confidential]. SMS shall provide written notice of such election to LanVision, which notice shall include the duration of time that SMS desires to obtain Second-Level Support (one-year minimum per End User). As to each End User, these fees will commence on [confidential] following delivery of the Software to that End User, and will be reported and paid [confidential].

         (e) Implementation Services - SMS has the right to purchase implementation services from LanVision for specific End Users at the rates published in Exhibit I. LanVision shall perform such services as SMS' subcontractor pursuant to the provisions of Exhibit F.

         (f) MISCELLANEOUS EXPENSES AND COSTS. Except as otherwise expressly provided, each party shall bear its own expenses and costs of performing under this Agreement. If SMS agrees to reimburse LanVision for any expenses, LanVision must submit correct invoices to SMS within 60 days after the expense is incurred to qualify for payment.

         (g) PAYMENT TERMS. Amounts to be paid by SMS to LanVision shall be payable on the date or event specified in this Agreement, or if not specified, thirty (30) days after receipt of a correct invoice from LanVision. Subject to subsection (h) below, SMS shall pay a monthly service charge prorated at 1.5% on all amounts not paid within thirty (30) days after receipt by SMS of a correct invoice. All payments shall be in U.S. dollars.

         (h) RIGHT TO WITHHOLD OR SET-OFF. Notwithstanding anything to the contrary, in the event of a good faith dispute regarding services rendered, Software performance, late delivery, or any other matter regarding LanVision's performance under this Agreement, SMS shall have the right to withhold or set-off--as determined by SMS--amounts claimed due by LanVision pending resolution of the dispute. SMS shall pay undisputed amounts in a timely manner, and LanVision shall not declare SMS in default for withholding or setting-off monies claimed due by LanVision, provided SMS pays undisputed amounts in a timely manner and SMS cooperates with LanVision to promptly resolve the dispute

         (i) TAXES. SMS shall be responsible for the payment (directly or by reimbursement of LanVision) of all taxes imposed on LanVision or SMS and resulting from this Agreement or any performance under this Agreement, excluding taxes based on LanVision's income, and employment taxes and unemployment insurance relating to LanVision's employees. If SMS





     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL


provides LanVision with a copy of its tax exemption letter or number, LanVision shall not bill SMS for taxes to which the exemption applies.

         (j) THIRD-PARTY COMPONENTS. All Third-party Components identified in Exhibit C as embedded shall be offered to SMS at no additional fee. All Third-party Components identified in Exhibit C as non-embedded shall be offered to SMS at fees [confidential]. That document is incorporated herein by reference.

         (k) SERVICE FEE INCREASES. All service hourly rates in this Agreement shall be subject to increase annually by a percentage equal to [confidential].

13. FORCE MAJEURE. Neither party shall be responsible for any delay or failure of performance resulting from causes beyond its control and without its fault or negligence.

14. DISPUTE RESOLUTION. In the event that a dispute arises between SMS and LanVision which cannot be resolved in the normal course, the following dispute resolution procedures shall be followed:

         (a) Within ten (10) business days of a written request by either party, the parties' respective Project Team Leaders shall meet to resolve the issue; if these parties cannot resolve the issue within ten (10) business days of the meeting, then (ii)) the issue shall be submitted to LanVision's President and SMS' Vice President, Purchasing, and the parties' respective Executive Team members.

         (b) This dispute resolution process may occur concurrently with the exercise of other rights and remedies available under this Agreement. This provision shall not apply to claims for equitable relief (e.g., injunction to prevent disclosure of confidential information).

15. MEDIATION. Any controversy or claim arising out of or relating in any way to this Agreement, or the breach thereof, which has not been resolved pursuant to the Dispute Resolution Procedure set forth in Section 14 may be settled by non-binding mediation. Such mediation shall be conducted under the auspices of the American Arbitration Association ("AAA"), and shall be governed by the AAA's Commercial Mediation Rules (except to the extent that such rules are modified by this Section). The parties further agree as follows:




     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL

         (a) that once either party has submitted a written request for mediation to the AAA, the parties shall choose a Mediator from a list provided by the AAA of individuals knowledgeable and experienced in the area of computer information systems that are designed for processing healthcare data. Within ten days of receipt of such a list, each party shall notify the AAA which individuals listed are acceptable as mediators. The Mediator shall be chosen by the AAA from the listed individuals which both parties found acceptable. If the parties are unable to choose a mutually acceptable Mediator in this manner, the AAA shall then promptly choose the Mediator.

         (b) the Mediation must include all parties and claims involving common questions of fact or law whose presence is required to resolve the dispute.

         (c) the Mediator shall be instructed to conduct the proceedings and render a recommendation in the shortest reasonable time;

         (d) this Mediation provision shall not apply to any claim for equitable relief (e.g. an injunction to stop copyright infringement) which any party has relating to this Agreement.

         (e) if the parties so agree, they may exchange with each other memoranda submitted to the Mediator setting forth their respective positions with regard to the issues that need to be resolved.

         (f) the Mediator may retain an expert or consultant only with the express agreement of the parties upon terms, conditions and fees agreed upon by the parties.

         (g) that information and documents not otherwise in the public domain that are used at or in connection with the mediation shall not be disclosed to third parties by the Mediator or the parties without the prior written consent of both parties. Neither the fact that the mediation occurred nor the result of the mediation shall be admissible in evidence in a subsequent proceeding brought on the same claims that were presented at the mediation. This Section shall survive termination of the Agreement.

16.  DEFAULT.

         (a) If either party fails to observe or perform any material obligation under this Agreement, the non-defaulting party may give written notice of breach specifying the material



     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL


default. This Agreement may be terminated by the non-defaulting party thirty
(30) days after the date of such notice unless (i) the material failure is corrected within such thirty (30) day period; or (ii) if it is not possible to correct within such thirty (30) days, the defaulting party commences correction within thirty (30) days and proceeds diligently to a cure.

         (b) The right of the non-defaulting party to terminate this Agreement under this Section is in addition to all other rights as are available to it at law or equity under this Agreement.

         (c) Termination of this Agreement for any reason shall have no effect on sublicenses previously granted to End Users. Each party shall return to the other, at its own expense, all proprietary information of the other party then in its possession or control, except as required by a party to provide continuing support services as described in Section 8.

17.  LIABILITY.

         (a) LIMITATION OF LIABILITY. LanVision's total liability to SMS under this Agreement shall be limited to [confidential]. Neither party shall be liable to the other for consequential damages. Any sums paid under Sections 11 or 17(b) or damages resulting from violations of Section 9 shall not be subject to the limits of this Section.

         (b) THIRD-PARTY INDEMNITY. LanVision shall indemnify, defend, and hold harmless SMS against any third-party claim that the Software fails to meet the warranties in Section 10 by defending such claims and paying damages that a court finally awards or that LanVision agrees to in settlement. To qualify for such defense, SMS must (i) provide prompt notice of all claims to LanVision,
(ii) allow LanVision to control the defense of the matter, and (iii) cooperate with LanVision in the defense of the matter.

18. RIGHT TO AUDIT. During the term of this Agreement SMS and LanVision shall maintain complete and correct financial, business, and product development records required to verify compliance with this Agreement. At any time during the term of this Agreement and for a period of twelve (12) months thereafter, each party shall have the right to inspect and audit the relevant portions of the other's financial, business, and product development records to verify compliance. Such audits shall take place during normal business hours upon reasonable advance written notice to the other party. Upon a party's request, the other party shall perform an audit to verify



     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL

its compliance with this Agreement and deliver the audit report and supporting documentation to the requesting party.

19. SOFTWARE OWNERSHIP. LanVision shall own or otherwise have rights in the Software and all Software programming changes made by LanVision or SMS; provided that as to any Software programming changes made by SMS as permitted under the terms of this Agreement ("SMS-Programmed Software"), (i) SMS shall be entitled to market and sublicense such SMS-Programmed Software without paying royalties to LanVision, until SMS' costs of developing such items are recouped, and LanVision shall pay to SMS a commission equal to 100% of all revenues received by LanVision from the license of SMS-Programmed Software, until SMS' costs of developing such items are recouped, (ii) and the Executive Team shall determine what adjustment, if any, is required to the Base Fee in consideration of future licenses of the SMS-Programmed Software, pursuant to the Base Fee adjustment provisions in Exhibit H. Notwithstanding LanVision's ownership of the SMS-Programmed Software, LanVision shall not allow access, use or sublicense rights in the SMS-Programmed Software to any reseller, remarketer, value added reseller or other non-end user business partner of LanVision without the prior written consent of an SMS corporate officer.

20. TERM. The term of this Agreement shall commence on the date first written above and continue for a period of sixty (60) consecutive months. Thereafter, this Agreement shall automatically renew for successive twelve (12) month periods unless a party provides to the other written notice of non-renewal at least [confidential] prior to the end of the then-current term.

21. SITE VISITS. Subject to the agreement of affected Software licensee, each party agrees to share site visit information with the other and to promote the availability of their customers to host site visits.

22. SOFTWARE ESCROW.

         (a) Source code for the Software, including all associated technical documentation and source code cross reference materials, shall be placed into escrow pursuant to the provisions of a source code escrow agreement, to be agreed upon by the parties within thirty (30) days after the date of this Agreement, that includes source code release provisions as described in subsections (i)-



     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL




(iv) below. (the "Escrow Agreement"). The source code shall be released to SMS by the escrow agent in the event any of the following events occur:

         (a) Source code for the Software, including all associated technical documentation and source code cross reference materials, shall be placed into escrow pursuant to the provisions of a source code escrow agreement, to be agreed upon by the parties within thirty (30) days after the date of this Agreement, that includes source code release provisions as described in subsections (i)-(iv) below. (the "Escrow Agreement"). The source code shall be released to SMS by the escrow agent in the event any of the following events occur:

                  (i) LanVision ceases to conduct business through liquidation or forced dissolutionment, voluntary or involuntary liquidation under the United States Bankruptcy Code.

                  (ii) LanVision has committed an act of default under this Agreement and fails to cure the default within thirty (30) days after written notice from SMS; provided access to the source code is required to cure the underlying default. Without limitation, such default includes LanVision's failure to provide software support.

                  (iii) LanVision refuses or fails to perform programming changes that LanVision agreed to perform and which were requested by SMS pursuant to Section 6(c), and such programming changes are required to meet the needs as stated by End Users.

                  (iv) LanVision licenses Software source code to any other reseller, remarketer, VAR, or other channel partner, or to any customer; excluding the extraordinary licensing of Software source code to an individual customer outside the ordinary course of business. Such source code shall be released to SMS under similar terms and conditions.

         (b) Software source code obtained by SMS under this Section shall be returned to LanVision when all of SMS' rights to the Software terminate. All such source code shall be treated by SMS as LanVision confidential information as provided in Section 9. SMS' rights to use source code shall be to accomplish the license, delivery, installation, support, development, and modification of Software to meet the needs of SMS' customers.

23.  MISCELLANEOUS.





     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL

         (a) This Agreement constitutes the entire agreement of SMS and LanVision with respect to the subject matter hereof and supersedes all other prior and contemporary agreements and understandings. No provision of this Agreement may be terminated, modified or waived unless such termination, modification, or waiver is set forth in writing executed by authorized representatives of SMS and LanVision.

         (b) This Agreement shall not be assigned by either party without the prior written consent of the other, except to a parent or subsidiary, or a subsidiary of its parent, or to a successor by purchase, merger, or consolidation; provided that neither party may assign this Agreement to a Competitor (defined below) of the other. For purposes of this Agreement, a Competitor shall mean any entity, including its parents, subsidiaries, and divisions, or partnerships and joint ventures, that derives at least fifty percent (50%) of its gross revenues from hardware, software, and/or services that that compete with those of the assigning party. Competitor shall not include a parent, subsidiary, or division of a Competitor, or any partnerships and joint ventures; provided that the entity comprising the Competitor has no right to access, use, license, market, remarket, or support the non-assigning party's proprietary information. No assignment shall relieve the assignee of its obligations under this Agreement. Any assignment not in accordance with these provisions shall be null and void and shall be deemed a material breach of this Agreement.

         (c)   [confidential]

         (d) SMS and LanVision are independent contractors, are not related and shall not be construed and shall not hold themselves out to be co-employers, joint venturers, partners or otherwise.

         (e) SMS and LanVision agree not to hire or attempt to hire each other's employees during the term of this Agreement or any extensions thereof without the prior written consent of the other party.

         (f) All materials developed by SMS and/or LanVision for marketing, distribution and promotion of the relationship with the other party, or which otherwise mentions or refers to the other party, must first be approved in writing by the other party, which approval shall not be unreasonably withheld. Materials sent to SMS shall be addressed to "Marketing Communications, Mail Code H07". Review of materials by both parties will occur in a timely



     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL


manner. Approval shall be deemed to occur if the sending party does not receive written notice of objection within fifteen (15) days after receipt of the marketing materials by the other party.

         (g) Upon SMS' request, LanVision shall provide SMS with certificates of insurance evidencing that its employees are covered by: (i) General Liability insurance with a minimum limit of $1 million combined single limit bodily injury and property damage; (ii) Professional Liability insurance (Errors and Omissions) with limits not less than $1 million aggregate for all claims each policy year for computer programming and data processing services as required by this Agreement; and (iii) Worker's Compensation insurance in the state in which each LanVision employee is employed. Except as to the two (2) FTEs described in
Section 6(f), LanVision agrees that none of its employees shall individually perform more than an aggregate of 1,500 hours of services under this Agreement during any consecutive twelve month period.

         (h) SMS is an Equal Employment Opportunity and Affirmative Action (EEO/AA) employer and adheres to Executive Order 11246 and its accompanying regulations. SMS' EEO/AA commitments extend to its hiring and staffing practices and all conditions of employment, including, working conditions, benefits and privileges of employment, compensation, training, promotions, transfers, and termination of employment (including layoffs and recalls) for all employees. This policy is carried out without regard to race, color, religion, national origin, sex, age, veteran status, disability, or any other condition which is deemed to be unlawfully discriminatory under applicable state or federal law.

         (i) SMS acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin. SMS agrees that it will not export or re-export the Software in any form, without appropriate United States and foreign governmental licenses, if any. In exercising its rights and performing its obligations under this Agreement, SMS will comply with all applicable international, national, and local laws and regulations. SMS agrees that its obligations pursuant to this Section shall survive and continue after any termination or expiration of rights under this Agreement.

         (j) All notices shall be deemed received on the date of receipt and shall be delivered by overnight express or facsimile (with confirmation sent via U.S. mail by the next business day) as follows:




     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL




           If to SMS:                          If to LanVision:

           Chief Financial Officer             Chief Operating Officer
           Shared Medical Systems Corp.        LanVision, Inc.
           51 Valley Stream Parkway            One Financial Way, Suite 400
           Malvern, PA  19355                  Cincinnati, OH 45242
           FAX: 610-219-3124                   FAX: 513-794-7272

                                               with a copy to:

                                               General Counsel, LanVision, Inc.,
                                               at the same address/fax.

           IN WITNESS WHEREOF, and intending to be legally bound, SMS and LanVision have executed this Agreement as of the day and year first written above.

Executed on behalf of                       Executed on behalf of
SHARED MEDICAL SYSTEMS                      LANVISION SYSTEMS, INC.
CORPORATION



By: /s/ Maynard Honesty                   By: /s/ J. Brian Patsy
Name:      Maynard Honesty                   Name:    J. Brian Patsy
Title:     VP, Purchasing                    Title:   President & CEO

                                             LANVISION, INC.
                                               By: /s/ J. Brian Patsy
                                                 Name:  J. Brian Patsy
                                                 Title: President & CEO




     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL



                                    Exhibit A

                                  Deliverables

1.       The Deliverables existing on the date of this Agreement are as follows:

           (a) SOFTWARE. The Software shall be defined as the modules listed below, the Initial Software Changes, Documentation, and installation manual, all as described in the Technical Materials and Documentation existing as of the date of this Agreement, and regardless of product name. Also included are all Software programming changes, Updates, Releases, Versions, streams of enhancement, and developed by or on behalf of LanVision, regardless of the product name, and updates to the Documentation..

Modules include:

         ChartVision Version 3.xx
         ChartVision Version 4.xx*
         OnLine Chart Completion (OCC)
         Correspondence
         WebView**
         Other Modules
           ScanHi
           ScanLo
           BarCode
           Cache
           Print/FAX
           Document Capture System***

*[confidential]
**[confidential]
***[confidential]


           (b)  TECHNICAL MATERIALS.





     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL


                - Functional Specifications
                - Data flow diagrams
                - File layouts


           (c)  DOCUMENTATION.

           User Manuals for:

           ChartVision
           OnLine Chart Completion (OCC)
           Correspondence
           WebView
           Other Modules
             ScanHi
             ScanLo
             BarCode
             Cache
             Print/FAX
             Document Capture System


           LanVision will also provide its then-current Software implementation and training manuals to SMS.



2. The following trademark, servicemark, or other proprietary notices shall be displayed, in the following form and manner, in documentation for SMS products that include the Software:

         (C) 199X LANVISION, INC.

         ALL RIGHTS RESERVED



     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL

         This material contains proprietary and confidential information and is protected by copyright and trade secret laws. Unauthorized reproduction, distribution, or transfer of this material, or any portion of it, is strictly prohibited and may result in civil and criminal penalties. Known violators will be prosecuted to the maximum extent possible under the law.

         The following are trademarks or registered trademarks of LanVision,
         Inc.: AccountVision(TM), ChartVision(R), Document Capture System(TM), Enterprisewide Correspondence(TM), LanVision(TM), MultiView(TM), OmniVision(TM), On-Line Chart Completion(TM), VisionFlow(R) and WebView(TM).

         All other trademarks are trademarks or registered trademarks of their respective companies.







     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL



                                    Exhibit B

                            Initial Software Changes



     Description
     -----------

1.    Modify the modules of the Software as appropriate to

           [confidential





     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL



                                    Exhibit C

                                  Configuration


     The following configuration (including the third-party software listed below) is required to operate the Software as of the date of this Agreement. LanVision shall promptly update this Exhibit as required to reflect the addition of new items of Software and new Software programming changes, Releases and Versions.

1.  End User to License
[confidential]

2. LanVision shall provide hardware configurations upon SMS' request.






     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL


                                    Exhibit D

                               SMS Support Program

           SMS will provide a program of support for the SMS Applications and Custom Programming listed in the Supplements under the following terms and conditions. This Support Program shall become effective on the date of this Agreement and shall remain in force throughout the applicable Warranty Period for each Application and item of Custom Programming, and thereafter during the term of support for same as specified in its Supplement.

1. SMS SUPPORT RESPONSIBILITIES. SMS shall have the following support responsibilities:

           1.1 Correct, at no additional charge, failure of the Applications and SMS' Architectural Software (if any) to perform substantially in accordance with the Documentation. Correct, at no additional charge, failure of items of Custom Programming, for which Customer is paying for support, to perform substantially in accordance with its Specification. Time spent on warranty and non-warranty support activities will be calculated in minimum time increments of one-half (1/2) hour.

           1.2 Provide Customer for eighteen (18) months from the date of this Agreement with a monthly allowance of eight (8) hours of remote non-warranty telephone support at no additional charge. The monthly allowance may be used for assistance and advice on the operation and functions of the Applications, for help with diagnostics and other problem determination procedures, and for advice and assistance in problem situations. Any unused portion of this monthly allowance cannot be carried forward to subsequent months. After the initial eighteen (18) months Customer's non-warranty support usage and monthly allowance will be reviewed as part of the annual review, outlined in subsection 1.6 of this Exhibit.

           1.3 Initiate work on urgent issues within one hour of Customer's request for assistance to the Customer Support Center ("CSC"), 24 hours per day and 7 days per week. Generally, urgent issues would be those involving substantial Application failure or those which, in Customer's reasonable judgment, are critical to Customer's overall operation. SMS will initiate work on non-urgent issues, including the correction of non-urgent software problems, during




     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL



Customer's normal business hours from SMS' Corporate offices or the local SMS office, either on a remote basis or on-site, as is most effective and efficient.

           1.4 Provide a record in SMS' events tracking system ("EVTS") of requests received at the CSC from an employee or other representative of Customer including a description of the request, the time spent and the actions performed in satisfying the request, and the resolution of the request. When made available by SMS, Customer may, at its option, access this information to review the support effort being performed at Customer's request and the status of work in process. Prior to availability, SMS shall make available to Customer information on such access capability.

           1.5 For Applications and Architectural Software provided via remote computing services and/or on a term licensed basis under this Agreement, SMS shall provide periodic Updates, Releases and Versions (if applicable) to the standard SMS Application and Architectural Software functions and Documentation of these items at no additional charge. For Applications and Architectural Software provided under a perpetual license under this Agreement, SMS shall provide periodic Updates and Releases to the standard Application and Architectural Software functions and Documentation of these items at no additional software charge. New Versions (if applicable) of previously-delivered perpetual-licensed Application and Architectural Software will be charged at SMS' then-current rates for those Applications and Architectural Software receiving standard support services; and for no additional software charge for those Applications and Architectural Software indicated in a Supplement as receiving extended support services.

           1.6 Meet annually with Customer's management staff to: (i) jointly develop an annual support schedule, (ii) evaluate support performance, and (iii) review Customer's utilization of the System . The annual support schedule will state which support services will be provided at no additional charge and which will be provided for an additional fee.

           1.7 Provide Customer with all generally applicable federally-mandated regulatory changes and state-mandated billing changes. Federally-mandated programming changes to the payroll and accounts payable Applications and to the case mix groupers/schemes will be provided at no additional charge. SMS' charges, if any, for other generally applicable federally-mandated programming changes or state-mandated billing changes are contingent on the scope of




     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL


such changes and are set on a multi-customer/fair-share basis for programming. Changes will be provided to Customer when made generally available to SMS' customers.

           1.8 Provide Customer with an allowance of thirty-two (32) hours of local SMS education during the first twelve (12) months of the term. Thereafter, the annual education allowance will continue to be thirty-two (32) hours or as otherwise mutually agreed in the annual support schedule as outlined in subsection 1.6 of this Exhibit.

2. CUSTOMER SUPPORT RESPONSIBILITIES. Customer shall have the following support responsibilities:

           2.1 Ensure the appropriate Customer personnel have been trained in the operation, support, and management of the System.

           2.2 Appoint an SMS system support coordinator, a LAN administrator, establish a central help desk, and, if applicable, a departmental help desk for the effective support and operation of the Applications and to ensure that Customer's support responsibilities are performed.

           2.3 Cause Customer help desk personnel to report and close, upon resolution, all support issues electronically, or, if an electronic means is unavailable, via telephone. Upon resolution, Customer, at its option, may indicate a satisfaction value to assist SMS and Customer in evaluating the support process.

           2.4 Provide SMS with both on-site access to each Facility and remote access to the System through the SMS-approved support network which Customer shall be responsible for acquiring and maintaining, as described in Schedule 1, as updated by SMS.

           2.5 If required by SMS, maintain a support testing environment, configured with the Application(s) and such SMS-recommended Equipment and non-SMS software as specified in Schedule 1.

           2.6 Maintain up-to-date Documentation, and, for the System located at the Facility, be solely responsible for maintaining all necessary backup, recovery and required system operating procedures as specified in the Documentation.




     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL


           2.7 Complete proper problem determination procedures, as specified in the Documentation and SMS' electronic bulletin board services, before contacting SMS and then perform problem diagnostic activities and remedial actions, as reasonably requested by SMS, and procedures specified by the third-party software and Equipment suppliers. Remedial diagnostic actions that SMS may require may include Customer installation of generally available Updates, Releases and required Versions (if applicable).

           2.8 Implement Updates within sixty (60) calendar days, Releases within six (6 ) months and Versions with eighteen (18) months after the item's general availability, unless a delay is mutually agreed upon by the parties, or unless SMS announces extensions to these implementation time frames at the time of general availability.

           2.9 Obtain at Customer expense all additional equipment, latest level of Third-Party Software as designated by SMS, and professional services required in response to federal and state regulatory change, or relating to Updates, Releases, Versions, Custom Programming or optional net new function obtained by Customer, or as required by Third-party Software LanVision requirements.

           2.10 Remain on the latest release and/or version of all third-party software as designated by SMS and obtain support for all third-party software from the respective LanVision or support provider.

3. MONTHLY SUPPORT FEES. Customer will pay the Monthly Support Fees, if any, for the items listed in the Supplements for which a Monthly Support Fee is indicated (generally these will be perpetual licensed Applications, certain term-licensed Applications, and items of Custom Programming), commencing upon the first of the month immediately following the expiration of the initial Warranty Period of each item. For Applications or Custom Programming already installed, the Monthly Support Fee shall commence on the date of this Agreement. Other charges, if any, shall be invoiced separately. SMS may increase the Monthly Support Fee once in any twelve (12) month period, upon thirty (30) days' written notice, by the previous calendar year's percentage increase in the United States Department of Labor Consumer Price Index, All Urban Consumers ("CPI"); however, no such adjustment shall be made in the first twelve (12) months following the date of this Agreement. The Monthly Support Fee, if any, for Custom


     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL



Programming requested by Customer shall be quoted at the time of mutual agreement to the Specification.




     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL





4.  MISCELLANEOUS.

           4.1 If the parties objectively determine a problem is not covered by the warranty provisions of this Agreement, or if Customer elects not to perform the Customer's responsibilities, or if a problem exists in Customer-created Adaptations, any support efforts made by SMS may result in additional charges which shall be pursuant to SMS' then-current rates and terms.

           4.2 Telecommunication services, remote programming support connections charges, installation by SMS of Updates, Releases or Versions, charges for non-warranty support in excess of Customer's monthly allowance, travel and living expenses and other expenses associated with support provided by SMS shall be paid by Customer pursuant to SMS' then-current rates and terms.

5. DEFINED TERMS.

           5.1 "Applications" shall mean all of the computer software listed as Applications in the Supplements, exclusive of Adaptations, Modifications, and Custom Programming, if any. [ For purposes of the SMS-LanVision agreement, all references to "Applications" shall mean "Software" as relating to LanVision's obligation to provide support services to SMS.]

           5.2 "System" shall mean, collectively, the Applications, Architectural Software, Equipment, and Operating System Software as specified in a Supplement and its associated Schedule 1.



     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL




                                    Exhibit E

                           End User License Provisions


         Reproduced below are standard SMS confidentiality and license provisions as of the date of this Agreement. SMS will license the Software to End Users pursuant to software licensing terms and conditions that include provisions similar to the following. SMS reserves the right to update these provisions to be consistent with SMS' then-current license terms and conditions that apply generally to its own software.


         GRANT OF LICENSE.

         1. SMS grants to Customer a license to use one (1) copy of object code for each perpetual-licensed Application and term-licensed Application during the associated term and their related Deliverables to be operated at one Customer data processing location by Customer's employees for the sole purpose of processing data of the Facilities. Each license granted herein shall be either perpetual or for a term, as indicated in the corresponding Supplement. Notwithstanding the one-copy license indicated above, where an Application is indicated as being licensed for specific number of installed workstations or servers, as applicable, such number indicates the maximum number of workstations or servers on which such Application may be installed. Where an Application is indicated as being licensed for a specific number of concurrent users, such number indicates the maximum number of users permitted to use such Application concurrently and such Applications may contain embedded software controls limiting user log on to the number of concurrent users licensed. For Applications which by their nature are PC-based, if no restriction for concurrent users or workstations or servers is indicated, then Customer may make whatever number of copies of such Applications as is reasonable and necessary.

         2. Customer may make a reasonable number of backup copies (not to be concurrently used for active data processing) of each Application to be used solely for backup, emergency and/or testing purposes at the Customer location. Customer shall not disassemble, decompile, or otherwise reverse-engineer any of the Deliverables. Customer shall be responsible for the compliance with this Agreement by all of Customer's users granted access hereunder.




     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL




Customer shall not transfer its license nor sublicense the Deliverables, except that this Agreement may be assigned by Customer pursuant to the assignment provisions of this Agreement.

         3. The Architectural Software provides Customer with flexibility and control over Adaptations. Adaptations shall be made in a reasonable manner. With regard to Adaptations, SMS and Customer shall work together to identify efficiency issues which may be improved by changes to Customer's operational procedures, screen logic, pathways, data base access, etc.

         4. SMS or its suppliers shall have the exclusive title to, copyright and trade secret right in, and the right to grant additional licenses to, the Applications and related Deliverables. Customer shall not remove or permit to be removed from any of the Deliverables (and shall include on any copies or partial copies thereof) any identifying mark or indicia of SMS' or other suppliers' rights in such item. If SMS incorporates the programs of any other suppliers in the Applications, those suppliers shall be entitled to the benefit of the obligations incurred by Customer in this Section and in the Confidentiality Section. Third-party Software provided by SMS may have license restrictions on the number of concurrent users and other qualifying terms and conditions. With respect to certain Third-party Software, where applicable, SMS shall hereby pass through to Customer the associated Third-party Software vendor's required license terms and conditions, as shall be indicated either in Schedule 1 or in another appropriate part of this Agreement, as applicable.

         5. Schedule 1 contains the sizing and capacity assumptions and the Equipment and software configuration for the Facility. The configuration is based on, and limited to, use of the Version of the Applications listed in
Schedule 1 within the operating context described in the Assumptions.


 .        CONFIDENTIALITY.

         1. Each party shall retain in strict confidence the terms and conditions of this Agreement and all information and data relating to the other party's business, patients, employees, development plans, programs, documentation, techniques, trade secrets, systems, and know-how, and shall not, unless otherwise required by law, disclose such information to any third-party without the other's prior written consent. Upon SMS' request, Customer shall inform




     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL





SMS in writing of the number and location of the original and all copies of each of the Deliverables.

         2. For ISC-based Applications, SMS shall have the right to compile and distribute statistical analyses and reports utilizing aggregated data derived from information and data obtained from Customer, other SMS customers, and other sources, and for in-house Applications, Customer agrees to provide SMS with tapes on a semi-annual basis which contain the required information and data. Such reports and analyses shall be appropriately redacted and shall not identify Customer or any physician, employee, member of the medical staff or patient of Customer.

         3. Customer shall have the right to disclose the Deliverables and other SMS information to Customer's employees, consultants, and agents on a need-to-know basis, provided that: (a) all such consultants and agents have entered into a confidentiality agreement with SMS in the form attached hereto as Exhibit D or other such agreement with SMS prior to such disclosure; (b) consultants and agents shall not access either the Implementation Methodology (used for development of Implementation Workplans) or the Builder's Edge development tools (an item of Architectural Software) without first entering into a corresponding license agreement with SMS; and (c) requests by Customer for SMS to permit a third-party to operate the Applications on Customer's behalf and/or requests to permit any competitors of SMS to have access to the Deliverables must receive separate prior written approval from SMS.


     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL


                                    Exhibit F

                             Subcontracted Services

1. GENERALLY. From time to time, SMS may wish to engage LanVision to perform implementation services (an "Engagement"). This Exhibit shall generally govern the relationship between SMS and LanVision regarding such Engagements. The particulars of such Engagements, such as the identity of the End User for whom the services are to be performed, the location of the Engagement, the description of the precise nature of the services to be performed, scheduling matters, the identification of project leaders, etc., shall be set forth in a written Engagement Letter which specifically refers to this Exhibit and which is signed by both parties. The Engagement can be extended by SMS within 20 days prior to its termination. If any provision in an Engagement Letter is inconsistent with any provision in this Exhibit, the former shall govern. SMS grants to LanVision a non-transferable, non-exclusive limited license to use Confidential Information (as hereinafter defined) certain SMS' software licensed to the End User, Documentation and other Deliverables solely for the purpose of assisting an End User identified in an Engagement Letter and solely for the purpose and duration of such engagement as set forth in the Engagement Letter and for no other purpose. SMS shall offer LanVision access to training in certain courses, at SMS' then-current rates, to install SMS applications software/systems in SMS' End User's facilities according to SMS' policies, reporting guidelines and SMS' proprietary methodologies and protocols. SMS shall be responsible for implementation project management which includes, but is not limited to, implementation workplan task definition, task assignment and scheduling, staff utilization, and the development, implementation and enforcement of all policies and procedures necessary to accomplish the implementation tasks in a timely and efficient manner. SMS shall be solely responsible for the billing of End Users for all implementation tasks in accordance with the application software/system agreement between SMS and SMS' End User. All services provided by LanVision employees under this Exhibit shall be performed in a competent and workmanlike manner.

2. AMOUNTS PAYABLE BY SMS TO LANVISION. LanVision shall submit to SMS, on a monthly basis, one invoice detailing: the hours and reasonably incurred expenses spent each week by each of its employees performing services described in
Section 1 of this Exhibit and in an Engagement Letter. Such invoice must be submitted within thirty days from the end of the month in which the services were rendered and will include a copy of the LanVision expense report. LanVision shall also submit on a monthly basis, a SMS expense report detailing all Professional Service time



     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL


provided and reasonable expenses incurred. Such report must be submitted within seven days from the end of the week in which such services were rendered. SMS shall pay the rates set forth in Exhibit I for services performed by LanVision employees, and shall pay the reasonably incurred expenses of such LanVision employees in accordance with the travel and living reimbursement policy, as described in Exhibit J. The rates described in the preceding sentence shall be effective for all new Engagements commencing after the effective date hereof. SMS shall pay the amount invoiced by LanVision within thirty (30) days from the date of receipt of an invoice, subject to its right to withhold payment of any portion of an invoice that is the subject of a good faith dispute.

3. RELATION OF THE PARTIES. LanVision is an independent consulting firm and all LanVision employees performing work pursuant to this Exhibit shall remain employees solely of LanVision and shall not be considered employees of SMS for any purpose. LanVision acknowledges that its employees will be performing work for the benefit of SMS' End Users and that LanVision is responsible for the performance of the work performed by its employees. LanVision shall remain responsible for payment of all wages and/or salaries and benefits due such employees, and for all applicable federal, state and local tax liabilities arising from its employees' work performed pursuant to this Exhibit.

4. PROPRIETARY RIGHTS. LanVision hereby assigns to SMS, without further consideration, sole right, title and interest in and to all programming, code, documentation and other written product, methodologies, processes, training materials, inventions, software, ideas and other information and work product (collectively, "Work") developed or generated by or on behalf of LanVision during the course of its and any of its subcontractors' performance under this Exhibit, including any and all patents, copyrights, trade secrets and other proprietary rights related thereto. All Work shall be deemed " Work for Hire" within the meaning of the Copyright Act of 1976, as amended. LanVision agrees to execute and deliver, or cause to be executed and delivered, all documents and instruments requested by SMS to evidence the foregoing assignment. LanVision represents and warrants that its performance under this Exhibit and ownership or use of the Work by SMS will not constitute an infringement of any third-party proprietary right. Any trade secrets conveyed to SMS by LanVision shall be treated as "Confidential Information" as defined in Section 6 hereof. LanVision may offer usage of LanVision's work product developed outside the scope of this Exhibit which is not derivative of SMS intellectual property without impairment of LanVision's right of sole ownership of such work product, so long as LanVision makes no improper use of Confidential Information


     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL




5. TERM. The term of this Exhibit shall be coterminous with the term of the Agreement; provided that SMS shall be entitled to terminate any Engagement immediately upon any breach by LanVision of Sections 1, 4 or 6 of this Exhibit. Both parties shall make all reasonable efforts to cooperate in the timely completion of any Engagements that remain pending at the termination of the Agreement.

SMS shall be entitled to replace the LanVision consultant or terminate an Engagement if in SMS and/or its End User's reasonable opinion, the consultant's work is unsatisfactory or his or her conduct is inappropriate. The parties shall make all reasonable efforts to resolve any staffing issues in such a way as to avoid adverse customer impact. Sections 4, 6, 7 and 8 shall survive any termination of the Agreement.

6. CONFIDENTIALITY. The confidentiality provisions in Section 9 of the Agreement apply fully to all Engagements.

7. ACTIVITIES OUTSIDE THIS EXHIBIT. The parties recognize that LanVision has been, and is, in the business of providing services to its healthcare industry customers. Except as expressly provided herein, it is understood and agreed that: (i) services provided by LanVision to SMS are provided on a non-exclusive basis and that LanVision retains the right to continue to provide the same type of services, and any other services, to any other of its customers, including competitors of SMS; (ii) LanVision retains the right to carry on and expand its business including without limitation, that part of its business involved with the installation and implementation of software systems that are similar to or in competition with those of SMS, for LanVision's present and future customers:
(iii) during the term of an Engagement and for a period of one year after phase 1 of an implementation (as defined below), LanVision will not provide or solicit to provide to a SMS customer when LanVision has been placed in an Engagement any direct services that LanVision could provide under this Exhibit, nor will LanVision respond to or solicit an SMS customer once SMS has identified that customer to LanVision as having requested services from SMS and customer has not previously contacted LanVision for this particular resource request prior to such customer being identified by SMS to LanVision. Notwithstanding the foregoing, LanVision shall be free to provide such services to its then-existing customers. For purposes of this Section 6(c), "phase 1 of an implementation" shall mean the date of first productive use of the particular set of SMS software applications, as defined in the Workplan. Nothing in this Exhibit shall be deemed in any way to prevent, restrict or limit LanVision in providing installation and implementation of



     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL




software systems that are similar to or in competition with those of SMS provided that Confidential Information is not used in connection with such activities.








     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL



                                   Exhibit G
                                   ---------

                Entities Being Actively Marketed to by LanVision
                ------------------------------------------------
[confidential]




     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL


                                   Exhibit H
                                   ---------

                                   Royalties
                                   ---------

           (a) INITIAL BASE FEES. SMS shall pay to LanVision a royalty equal to [confidential] of the Base Fee. The Initial Base Fees as of the date of this Agreement are as follows:


              (i) Named User Fees
[confidential]












     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL






           (i) Concurrent User Fees

           Concurrent, or Simultaneous Logged-on User, fees are based upon the number of simultaneous users rather than the number of workstations on which the software is installed. The cost of Concurrent Sublicenses is calculated as follows:

               - Concurrent Server Sublicense Fees - these are calculated using the server fees listed in Section (i) of this Exhibit for the number of clients that equals the number of concurrent users.

           Example: the ChartVision concurrent server license fee for [confidential] concurrent users would be [confidential].

               - Concurrent Client Sublicense Fees - these are calculated by multiplying the number of concurrent users times the per workstation client fee (listed in Section (i) of this Exhibit) multiplied by [confidential].

                    Example: The ChartVision concurrent client license fee for [confidential] concurrent users would be [confidential]






         (b) Adjustments to the Base Fee. As part of the activities of the Executive Team, the parties agree to adjust the Base Fee of each Software module identified in Exhibit A used for calculating royalties due to LanVision on an annual basis throughout the term of this Agreement,



     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL


with the new Base Fees becoming effective on April 1 of each year. The first such adjustment shall occur March 31, 1998, and adjustments shall be made annually thereafter. The Software module license fees and related third-party software components reflected in license agreements (fees per concurrent and or named user, per Software module) executed between LanVision and its Software shall be the basis for adjusting the Base Fee. The license fees for non-embedded third-party ("TPS") components of the Software (as identified in Exhibit C) used in this calculation shall be the greater of [confidential].
Examples:

         [confidential]

         The Base Fee for each Software module will be adjusted based on the previous 12 month period, not to exceed [confidential] per adjustment (increase or decrease) based on a calculation that is the average of the contracts accounted for in the Base Fee measurement period as follows:

                  BASE FEE ADJUSTMENT CALCULATION - For purposes of calculating the Base Fee, [confidential]. The average discount/premium factor for the remaining contracts will be used to adjust the Base fee. For example:
[confidential]

                  ADDITIONAL BASE FEE ADJUSTMENT CONSIDERATIONS.

                  (i) In the event that a Base Fee adjustment results in an increase in the Base Fee of any Software module, price proposals previously disseminated by SMS shall be price protected for [confidential] from the date the Base Fee increase becomes effective.

                  (ii) In the event LanVision licenses the Software other than on a concurrent and/or named user fee basis, the Executive Team shall be responsible for determining the effect of such pricing on Base Fee adjustments.

                  (iii) In the event new Versions are introduced, the Executive Team shall determine the initial Base Fee and any special criteria, if any, for adjustment of that Base Fee. It is agreed that the Base Fee for any such new Version shall be reviewed and adjusted on April 1 following the introduction of the new Version and annually thereafter.


     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL


                  (iv) Fees used to calculate adjustments to the Base Fee shall be exclusive of installation, delivery, support, hardware, training, consulting, professional services, and any other non-Software fees. For example, if LanVision licenses the Software and the fee includes installation and support, the installation and support components shall be deducted and the net fee shall be used for calculating Base Fee adjustments.

         (c) LanVision shall provide to SMS semi-annual Software Sales reports, due no later than 30 days following the close of the semi-annual period, indicating all contracts executed by or on behalf of LanVision for the Software during the previous six (6) months, including at a minimum, the number of concurrent and/or named users licensed, the Software modules licensed, and the dollar amount per concurrent and/or named user charged for each Software module and non-embedded third-party software components. The parties agree to work through the Executive Team to define a common reporting format to facilitate this reporting process.

         (d)  [confidential]




     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL




                                   Exhibit I
                                   ---------

                           Professional Service Rates
                           --------------------------




The Professional Service hourly rates for LanVision are:

         Operational Consultant             [confidential]
         Technical Consultant               [confidential]
         Engagement Manager                 [confidential]
         Database Administrator             [confidential]
         Installation Consultant            [confidential]
         Technical  Account Manager         [confidential]
         Technical  Account Specialist      [confidential]
         Field Engineer                     [confidential]




     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.

                                  CONFIDENTIAL


Exhibit J
---------

                   Summary of SMS' Travel and Living Policies
                   ------------------------------------------

         The following is a summary of the principal provisions of SMS' present policy for employee reimbursement for United States travel and living expenses. SMS passes these charges through to Customer.

         1. Commercial Air Fare. Coach class, except business class is reimbursable on coast-to-coast flights if it is not more than twenty percent (20%) more expensive than coach class.

         2. Car Rental. Compact car (unless the number of people being transported requires a larger car) from a car rental firm that provides SMS special reduced rates.

         3. Use of Personal Automobile. At a rate of $.31 per mile plus tolls for the United States, except Puerto Rico which is reimbursed at the rate of $.34 per mile plus tolls.

         4. Other Commercial Travel. Coach class for trains and buses. Airport vans are to be used in preference to taxi cabs for travel to and from airports where practical.

         5. Parking. The maximum amount which is reimbursable for parking at any airport or train station is the standard per-day rate for remote parking.

         6. Lodging. Lowest-priced, satisfactory accommodation. The use of hotels which provide SMS special reduced rates is encouraged.

         7. Meals. An allowance for breakfast and dinner only Monday through Friday and additionally for lunch on weekends. The rates for these allowances are as follows:

                                    Alaska, Chicago, Hawaii, Los Angles,
                                    New York City Vicinity, Puerto Rico, San            All Other
                  Meal              Francisco, Washington, D.C.                         Locations

                  Breakfast                          $ 8.00                             $ 6.00



     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.



                                  CONFIDENTIAL
                  Lunch                              $ 5.00                             $ 5.00
                  Dinner                             $24.00                             $21.00




         Receipts are required for commercial travel, car rental, parking, and lodging.

         Where SMS employees visit more than one client on the same trip, the expenses incurred are apportioned in relation to time spent with each client.

           SMS' policy for employee reimbursement may be changed by SMS from time to time to reflect changes in economic and business factors.






     Note: Portions marked "[confidential]" have been omitted for reasons of confidentiality and have been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2.